Exhibit 99.1

Velodyne Lidar Announces Appointment of

Corporate Governance Expert Virginia Boulet to Board of Directors

Velodyne Co-Founder and Board Director Dr. Joseph B. Culkin to Retire

SAN JOSE, Calif – November 1, 2021 - Velodyne Lidar, Inc. (NASDAQ: VLDR, VLDRW), today announced that its Board of Directors has appointed corporate governance expert Virginia Boulet to the Board. Ms. Boulet has been appointed to the Board as a Class II director and is expected to join November 4, 2021.

Ms. Boulet currently serves as the Lead Independent Director, the Chair of the Nominating and Corporate Governance Committee and a member of the Compensation and Audit Committees of W&T Offshore, Inc. Ms. Boulet is a corporate governance leader with more than 30 years of experience in corporate and securities law at New Orleans’ three largest firms. She is also a highly qualified director, having served on the board of Lumen Technologies, Inc. from the time when Lumen had less than $1 billion in annual revenues through that company’s growth to a global company with more than $20 billion in annual revenues. Ms. Boulet has been appointed to the Compensation and Nominating and Governance Committees of the Velodyne Board.

“I am excited to welcome Virginia as we continue to build upon our strong, diverse and experienced Board of Directors,” said Michael Dee, Chairman of the Velodyne Lidar Board. “Virginia brings a unique background of exemplary leadership in the field of corporate governance. Her energy and integrity will serve Velodyne’s shareholders well and we look forward to benefiting from her contributions.”

Velodyne also announced today that Dr. Joseph B. “Brad” Culkin has decided to step down as a director of the Company, effective immediately.

Mr. Dee continued, “The Board and I would like to express our deep and heartfelt appreciation for Brad’s wise and tireless leadership of Velodyne Lidar over the past 38 years. As a co-founder, board member and Chairman, Brad’s deep technical expertise was instrumental in building this company into the market leader in lidar, and we will all miss his friendship and counsel. Brad remains one of Velodyne’s biggest supporters as we continue to execute on our strategic growth plan and drive long-term value.”

Dr. Culkin said, “Serving alongside Velodyne’s intelligent and dedicated directors has been one of the most rewarding experiences of my life. I will miss working with them all dearly and am confident that I leave the company in very capable hands.”

About Virginia Boulet

Ms. Boulet was a Managing Director of Legacy Capital, LLC from April 2014 until 2019. From 2014 through 2018, she was an adjunct professor of law at Loyola University Law School. From 2002 to March 2014, Ms. Boulet served as Special Counsel at the law firm of Adams and Reese, LLP. She also served as President and Chief Operating Officer of IMDiversity, Inc. from March 2002 to March 2004. Prior to 2002, Ms. Boulet was a partner at the law firms of Phelps Dunbar, LLP, and Jones Walker. Ms. Boulet received a B.A. from Yale University, and a J.D., cum laude, from Tulane University.

About Velodyne Lidar

Velodyne Lidar (Nasdaq: VLDR, VLDRW) ushered in a new era of autonomous technology with the invention of real-time surround view lidar sensors. Velodyne, the global leader in lidar, is known for its broad portfolio of breakthrough lidar technologies. Velodyne’s revolutionary sensor and software solutions provide flexibility, quality and performance to meet the needs of a wide range of industries, including autonomous vehicles, advanced driver assistance systems (ADAS), robotics, unmanned aerial vehicles (UAV), smart cities and security. Through continuous innovation, Velodyne strives to transform lives and communities by advancing safer mobility for all. For more information, visit www.velodynelidar.com.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 including, without limitation, all statements other than historical fact and include, without limitation, statements regarding Velodyne’s target markets, new products, development efforts, and competition. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “can,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Velodyne’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include uncertainties regarding government regulation and adoption of lidar, the uncertain impact of the COVID-19 pandemic on Velodyne’s and its customers’ businesses; Velodyne’s ability to manage growth; Velodyne’s ability to execute its business plan; uncertainties related to the ability of Velodyne’s customers to commercialize their products and the ultimate market acceptance of these products; the rate and degree of market acceptance of Velodyne’s products; the success of other competing lidar and sensor-related products and services that exist or may become available; uncertainties related to Velodyne’s current litigation and potential litigation involving Velodyne or the validity or enforceability of Velodyne’s intellectual property; and general economic and market conditions impacting demand for Velodyne’s products and services. For more information about risks and uncertainties associated with Velodyne’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Velodyne’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.    All forward-looking statements in this press release are based on information available to Velodyne as of the date hereof, Velodyne undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investor Relations

InvestorRelations@velodyne.com

Media

Jim Golden / Jack Kelleher / Lyle Weston

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449